Exhibit (g)(3)

March 15, 2012

State Street Bank and Trust Company

1776 Heritage Drive

North Quincy, Massachusetts 02171

Attention: James M. Keenan, Vice President, JAB/2N

Re: Laudus Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established a new series of shares to be known as Laudus Mondrian Global Fixed Income Fund (the “New Series”).

In accordance with Section 18.6, the Additional Portfolios provision, of the Amended and Restated Master Custodian Agreement dated as of December 9, 2005 by and among each registered management investment company party thereto and State Street Bank and Trust Company, the undersigned Trust hereby requests that State Street Bank and Trust Company act as custodian for the New Series under the terms of the aforementioned contract. In connection with such request, the undersigned Trust hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 18.7 of the aforementioned contract. A current Appendix A to the agreement is attached hereto.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Very truly yours,

Laudus Trust		Accepted:

By:	/s/ George Pereira	State Street Bank and Trust Company
Name:	George Pereira
Title:	Treasurer and Principal Financial Officer	By:	/s/ Michael F. Rogers
		Name:	Michael F. Rogers
		Title:	Executive Vice President

MASTER CUSTODIAN AGREEMENT

March 15, 2012

APPENDIX A

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Laudus Trust

Laudus Mondrian Emerging Markets Fund

Laudus Mondrian Global Equity Fund

Laudus Mondrian International Fixed Income Fund

Laudus Mondrian International Equity Fund

Laudus Growth Investors U.S. Large Cap Growth Fund

Laudus Mondrian Global Fixed Income Fund

Laudus Institutional Trust (formerly Laudus Variable Insurance Trust)

Laudus Mondrian Institutional International Equity Fund

Laudus Mondrian Institutional Emerging Markets Fund